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                                                                    Exhibit 23.2


                                   CONSENT OF
                          INDEPENDENT PUBLIC ACCOUNTANT



We consent to the use in the Form S-3/A of Interactive Telesis, Inc. and Subsidiaries of our report dated September 19, 2000 relating to the consolidated financial statements of Interactive Telesis, Inc. and Subsidiaries, incorporated by reference, and to the reference to us under the heading "Experts" in such registration statement.




San Diego, California                              PANNELL KERR FORSTER
July 2, 2001                                       Certified Public Accountants
                                                   A Professional Corporation